Exhibit 99.1

NEWS	Overnite Corporation P.O. Box 1216 Richmond, VA 23218-1216 (804) 231-8000
January 27, 2005.
Contact:
Ira Rosenfeld, Director, OTC
Corporate Communications
(804) 291-5362
Irosenfeld@overnite.com

OVERNITE CORPORATION REPORTS RECORD REVENUE AND OPERATING INCOME

RICHMOND, VA. – Overnite Corporation (NASDAQ: OVNT) today reported financial results for the quarter and year ended December 31, 2004. Results for the quarter and year ended December 31, 2004 and 2003 are shown in accordance with generally accepted accounting principles (GAAP). Results for the quarter and year ended December 31, 2003 are also shown on a pro forma basis (a non-GAAP measure defined below) as if Overnite Corporation (“Overnite”) had become an independent company on January 1, 2003.

Fourth Quarter

Operating revenue for the fourth quarter was a record $421.4 million, an increase of $43.3 million, or 11.4%, from $378.1 million in the fourth quarter of 2003.

Net income was $16.6 million in the fourth quarter of 2004, an increase of 60.9% or $6.3 million, as compared to pro forma net income of $10.3 million for the fourth quarter of 2003. Net income for the fourth quarter of 2003 was $3.1 million. Fourth quarter 2004 diluted earnings per share were $0.59 as compared with pro forma diluted earnings per share of $0.37 for the fourth quarter of 2003.

Operating income for the fourth quarter of 2004 was $28.0 million as compared to pro forma operating income of $18.8 million in the fourth quarter of 2003. Operating income for the fourth quarter of 2003 was $4.9 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 93.4% for the fourth quarter of 2004, compared to 95.0% on a pro forma basis for the fourth quarter of 2003. The operating ratio was 98.7% for the fourth quarter of 2003.

“I am very pleased with the earnings growth and shareholder value we created during Overnite’s first full year as a standalone company. This past year’s achievements have been driven largely by our employees, who have remained continuously focused on providing value to our customers with their ready, willing and able attitude,” said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Year End

Operating revenue for the year was $1,647.5 million, an increase of $172.0 million, or 11.7%, from $1,475.5 million in the year of 2003.

Net income for the year was $63.3 million, an increase of 51.4% or $21.5 million, as compared to pro forma net income of $41.8 million for the year of 2003. Net income for the year of 2003 was $46.9 million. Diluted earnings per share for the year of 2004 were $2.27 as compared with pro forma diluted earnings per share of $1.50 for the year of 2003.

Operating income for the year of 2004 was $108.6 million as compared to pro forma operating income of $75.4 million for the year of 2003. Operating income for the year of 2003 was $67.4 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 93.4% for the year of 2004, compared to 94.9% on a pro forma basis for the year of 2003. The operating ratio was 95.4% for the year of 2003.

Business Outlook

Despite the unfavorable impact of lower discount rates on pension expense, Overnite anticipates first quarter 2005 earnings per diluted share to be $0.32 to $0.38, and earnings per diluted share for the full year of 2005 to be $2.60 to $2.70.

“We were very successful in executing our business plans in 2004 and were particularly pleased by our ability to improve our overall mix of customers. We are optimistic about our prospects for 2005 and believe with a strong economy and a continuation of our improving customer mix in 2005, we shall be able to build on the momentum of our 2004 results,” said Mr. Suggs.

Investor Conference Call and Web Simulcast

Overnite will conduct a conference call on January 28, 2005, at 10:30 a.m. EDT to discuss the fourth quarter results of 2004, continuing guidance for 2005 and other developments. The number to call for this teleconference is (800) 299-6183 or (617) 801-9713 for international calls. The passcode will be 85384500. Callers should dial in five to 10 minutes in advance of the conference call. A replay of the call will be available for 48 hours after the call has been completed by dialing (888) 286-8010 or (617) 801-6888 for international callers and entering passcode 11943488.

The call also will be webcast live via Overnite’s Web site at http://www.ovnt.com and will be archived there for future playback. The webcast will also be available via StreetEvents at http://www.streetevents.com.

Supplemental financial information is attached, including a discussion of the pro forma financial measures included in this press release and a separate table that reconciles the Consolidated Condensed Statements of Income for the quarter and year ended December 31, 2003, to the pro forma amounts.

Additional information is available at Overnite’s Web site: www.ovnt.com. Overnite’s contact for investors is Mike Mahan, (804) 231-8852. Overnite’s media contact is Ira Rosenfeld, (804) 291-5362.

Overnite Corporation is one of America’s leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company, operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Its other operating company, Motor Cargo, is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with over 200 service centers.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause Overnite’s actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Overnite is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the

United States and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that Overnite files with the Securities and Exchange Commission.

Overnite assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the three months Ended December 31,
	2004	2003	Pro forma 2003
Operating Revenue	$421,356	$378,073	$378,073
Operating Expenses:
Salaries, wages and employee benefits	237,366	236,595	221,902
Supplies and expenses	44,561	33,354	33,354
Operating taxes	12,930	13,039	13,039
Claims and insurance	11,814	10,247	10,521
Rents and purchased transportation	47,362	44,554	44,554
Communication and utilities	5,454	5,034	5,034
Depreciation	14,323	14,382	14,496
Other	19,529	15,939	16,404

Total operating expenses	393,339	373,144	359,304

Operating Income	28,017	4,929	18,769
Other Income and Expense:
Interest income from Union Pacific Corporation	—	1,389	—
Interest expense	1,363	1,045	1,600
Other income	586	179	179

Income before Income Taxes	27,240	5,452	17,348
Income tax expense	10,688	2,342	7,061

Net Income	$16,552	$3,110	$10,287

Net income per share – basic	$0.59	$0.11	$0.37
Net income per share – diluted	$0.59	$0.11	$0.37
Number of shares – basic	27,861,221	27,661,533	27,861,221
Number of shares – diluted	28,120,311	27,690,775	28,120,311

Operating Ratio	93.4%	98.7%	95.0%

			% Change
Operating Statistics
Gross Weight hauled (millions of pounds):
LTL(1)	2,232.9	2,171.8	2.8%
Truckload(1)	463.9	381.8	21.6

Total	2,696.8	2,553.6	5.6%

Shipments (000’s)
LTL(1)	2,293.1	2,382.8	(3.8)%
Truckload(1)	32.0	26.9	19.0
Dedicated truckload	22.9	19.5	17.4

Total	2,347.9	2,429.3	(3.4)%

LTL weight per LTL shipment (pounds)(1)	973.7	911.5	6.8%
Length of Haul (miles)	779.3	796.5	(2.2)
LTL revenue including fuel surcharge	$365,735	$336,026	8.8
TL revenue including fuel surcharge	$30,120	$23,358	28.9
LTL revenue per CWT (including fuel surcharge)(1)	$16.38	$15.47	5.9
LTL revenue per CWT (excluding fuel surcharge)(1)	$15.09	$15.00	0.6
TL revenue per CWT (including fuel surcharge)(1)	$6.49	$6.12	6.0
TL revenue per CWT (excluding fuel surcharge)(1)	$5.85	$5.93	(1.3)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.

Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the fourth quarter of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the year Ended December 31,
	2004	2003	Pro forma 2003
Operating Revenue	$1,647,461	$1,475,463	$1,475,463
Operating Expenses:
Salaries, wages and employee benefits	947,592	884,053	870,804
Supplies and expenses	155,637	124,887	124,887
Operating taxes	55,569	52,738	52,738
Claims and insurance	50,765	54,706	56,778
Rents and purchased transportation	177,557	157,513	157,513
Communication and utilities	20,772	20,937	20,937
Depreciation	58,522	57,169	57,589
Other	72,418	56,108	58,806

Total operating expenses	1,538,832	1,408,111	1,400,052

Operating Income	108,629	67,352	75,411
Other Income and Expense:
Interest income from Union Pacific Corporation	—	12,411	—
Interest expense	5,352	2,077	6,135
Other income	723	467	467

Income before Income Taxes	104,000	78,153	69,743
Income tax expense	40,672	31,294	27,926

Net Income	$63,328	$46,859	$41,817

Net income per share – basic	$2.28	$1.70	$1.50
Net income per share – diluted	$2.27	$1.70	$1.50
Number of shares – basic	27,788,557	27,540,715	27,788,557
Number of shares – diluted	27,959,310	27,548,086	27,959,310

Operating Ratio	93.4%	95.4%	94.9%

			% Change
Operating Statistics
Gross Weight hauled (millions of pounds):
LTL(1)	9,182.3	8,501.3	8.0%
Truckload(1)	1,846.3	1,511.4	22.2

Total	11,028.6	10,012.7	10.1%

Shipments (000’s)
LTL(1)	9,596.1	9,555.1	0.4%
Truckload(1)	128.6	106.6	20.6
Dedicated truckload	86.5	78.4	10.3

Total	9,811.2	9,740.1	0.7%

LTL weight per LTL shipment (pounds)(1)	956.8	889.8	7.5%
Length of Haul (miles)	771.4	784.2	(1.6)
LTL revenue including fuel surcharge	$1,445,515	$1,315,134	9.9
TL revenue including fuel surcharge	$111,913	$90,352	23.9
LTL revenue per CWT (including fuel surcharge)(1)	$15.74	$15.47	1.7
LTL revenue per CWT (excluding fuel surcharge)(1)	$14.83	$14.98	(1.0)
TL revenue per CWT (including fuel surcharge)(1)	$6.06	$5.98	1.3
TL revenue per CWT (excluding fuel surcharge)(1)	$5.63	$5.79	(2.8)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.

Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the year of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	(Thousands of Dollars) As of
	December 31, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$20,774	$11,068
Accounts receivable	171,804	152,285
Other current assets	59,624	34,905

Total current assets	252,202	198,258
Net properties	522,548	499,446
Total other assets	112,650	133,026

Total assets	$887,400	$830,730

Liabilities and Common Shareholders’ Equity
Current liabilities	$200,121	$201,846
Non-current liabilities:
Long term debt	95,625	115,500
Other non-current liabilities	175,118	132,316

Total non-current liabilities	270,743	247,816
Common shareholders’ equity	416,536	381,068

Total liabilities and common shareholders’ equity	$887,400	$830,730

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	(Thousands of Dollars)
	Year Ended December 31, 2004	Year Ended December 31, 2003 (a)
Cash provided by operating activities:
Net income	$63,328	$46,859
Depreciation	58,522	57,169
Change in current assets and liabilities	(45,668)	12,629
Other	49,783	3,921

Cash provided by operating activities	125,965	120,578

Cash used in investing activities:
Capital investment, net of sales proceeds	(81,887)	(56,900)

Cash used in investing activities	(81,887)	(56,900)

Cash provided by (used in) financing activities:
Repayment of debt	(33,375)	—
Dividends paid to shareholders	(4,488)	—
Proceeds from debt, net of deferred finance costs paid	—	123,254
Dividends and advances paid to Union Pacific Corporation, net	—	(174,882)
Cash overdraft	3,491	(3,068)

Cash provided by (used in) financing activities	(34,372)	(54,696)

Net change in cash:	9,706	8,982
Cash at beginning of period	11,068	2,086

Cash at end of period	$20,774	$11,068

(a)	The Consolidated Condensed Statement of Cash Flows for the period ended December 31, 2003 is not adjusted for the pro forma effects as if the Company were an independent entity. As a result, net income for the period does not include stand-alone operating expenses or interest expense. Furthermore, 2003 results include intercompany interest income which is no longer earned.

Pro forma Results

Overnite became a stand-alone company on November 5, 2003, as a result of a divestiture by Union Pacific Corporation (UPC). Pro forma results have been provided to present results as if Overnite were an independent, stand-alone public entity for the fourth quarter and year of 2003.

These pro forma financial measures are alternatives to measures determined in accordance with GAAP. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Set forth below is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP.

Management believes these non-GAAP financial measures are more reflective of continuing operations as they present investors with information about the impact of the divestiture from UPC and the related initial public offering on the Corporation’s operations and, in doing so, improve transparency to investors and enhance period-to-period comparability of operations and financial performance.

Pro forma operating income for the fourth quarter and year of 2003 includes stand-alone operating expenses equivalent to the fourth quarter and year of 2004, as shown below, and is calculated as if the divestiture had occurred on January 1, 2003.

Pro forma net income for the fourth quarter and year of 2003 excludes the after-tax effects of $1.4 million and $12.4 million, respectively, of intercompany interest income received from UPC. Pro forma net income also includes the after-tax effects of incremental stand-alone operating expenses and includes the after-tax effects of interest expense as if the divestiture had occurred on January 1, 2003. The tables below shows the calculation of pro forma net income for the quarter and year ended December 31, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the three months ended December 31, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$378,073	$—		$378,073
Operating Expenses:
Salaries, wages and employee benefits	236,595	(14,693	)(b)	221,902
Supplies and expenses	33,354			33,354
Operating taxes	13,039			13,039
Claims and insurance	10,247	274	(c)	10,521
Rents and purchased transportation	44,554			44,554
Communication and utilities	5,034			5,034
Depreciation	14,382	114	(d)	14,496
Other	15,939	465	(e)	16,404

Total operating expenses	373,144	(13,840)		359,304

Operating Income	4,929	13,840		18,769
Other Income and Expense:
Interest income from Union Pacific Corporation	1,389	(1,389	)(f)	—
Interest expense	1,045	555	(g)	1,600
Other income	179			179

Income before Income Taxes	5,452	11,896		17,348
Income tax expense	2,342	4,719		7,061

Net Income	$3,110	$7,177		$10,287

Operating Ratio	98.7%			95.0%

Net income per share:
Basic	$0.11			$0.37	(h)
Diluted	$0.11			$0.37	(h)

Weighted average number of shares outstanding(h):
Basic	27,661,533			27,861,221
Diluted	27,690,775			28,120,311

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire three months of the fourth quarter of 2003.
(b)	Adjustment reflects incremental salaries, wages and benefits less accelerated vesting of Union Pacific Corporation benefits related to the divestiture of Union Pacific Corporation.
(c)	Adjustment to reflect incremental costs for directors and officers and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the year ended December 31, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$1,475,463	$—		$1,475,463
Operating Expenses:
Salaries, wages and employee benefits	884,053	(13,249	)(b)	870,804
Supplies and expenses	124,887			124,887
Operating taxes	52,738			52,738
Claims and insurance	54,706	2,072	(c)	56,778
Rents and purchased transportation	157,513			157,513
Communication and utilities	20,937			20,937
Depreciation	57,169	420	(d)	57,589
Other	56,108	2,698	(e)	58,806

Total operating expenses	1,408,111	(8,059)		1,400,052

Operating Income	67,352	8,059		75,411
Other Income and Expense:
Interest income from Union Pacific Corporation	12,411	(12,411	)(f)	—
Interest expense	2,077	4,058	(g)	6,135
Other income	467			467

Income before Income Taxes	78,153	(8,410)		69,743
Income tax expense	31,294	(3,368)		27,926

Net Income	$46,859	$(5,042)		$41,817

Operating Ratio	95.4%			94.9%

Net income per share:
Basic	$1.70			$1.50	(h)
Diluted	$1.70			$1.50	(h)

Weighted average number of shares outstanding(h):
Basic	27,540,715			27,788,557
Diluted	27,548,086			27,959,310

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire year of 2003.
(b)	Adjustment reflects incremental salaries, wages and benefits less accelerated vesting of Union Pacific Corporation benefits related to the divestiture of Union Pacific Corporation.
(c)	Adjustment to reflect incremental costs for directors and officers and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.